Exhibit 21.1
SUBSIDIARIES OF JUNIATA VALLEY FINANCIAL CORP.

Name of Subsidiary	State or Jurisdiction of Incorporation	Trade Name (If any)
The Juniata Valley Bank Bridge and Main Streets Mifflintown, PA 17059	Pennsylvania	None